Exhibit 99.1
News

For Release: Tuesday, October 21, 2025, at 6:30 a.m. ET

GM releases 2025 third-quarter results

DETROIT – General Motors (NYSE: GM) today reported third-quarter 2025 revenue of $48.6 billion, net income attributable to stockholders of $1.3 billion, and EBIT-adjusted of $3.4 billion.

GM is also updating its 2025 full-year earnings guidance:

	Updated 2025 guidance	Previous 2025 guidance
Net income attributable to stockholders	$7.7 billion - $8.3 billion	$7.7 billion - $9.5 billion
EBIT-adjusted	$12.0 billion - $13.0 billion	$10.0 billion - $12.5 billion
Automotive operating cash flow	$19.2 billion - $21.2 billion	$17.0 billion - $20.5 billion
Adjusted automotive free cash flow	$10.0 billion - $11.0 billion	$7.5 billion - $10.0 billion
EPS-diluted	$8.30 - $9.05	$8.22 - $9.97
EPS-diluted-adjusted	$9.75 - $10.50	$8.25 - $10.00

An overview of quarterly results and financial highlights appears below. Visit the GM Investor Relations website to download the company's earnings deck and GM Chair and CEO Mary Barra's Letter to Shareholders.

Conference call for investors and analysts

Mary Barra and GM Chief Financial Officer Paul Jacobson will host a conference call for the investment community at 8:30 a.m. ET today to discuss these results.

Conference call details are as follows:
•1-800-857-9821 (U.S.)
•1-517-308-9481 (international/caller-paid)
•Conference call passcode: General Motors
•An audio replay will be available on the GM Investor Relations website in the Events section.

Results Overview

	Three Months Ended
($M) except per share amounts	September 30, 2025	September 30, 2024	Change	% Change
Revenue	$48,591	$48,757	$(166)	(0.3)%
Net income attributable to stockholders	$1,327	$3,056	$(1,729)	(56.6)%
EBIT-adjusted	$3,376	$4,115	$(739)	(18.0)%
Net income margin	2.7%	6.3%	(3.6) ppts	(57.1)%
EBIT-adjusted margin	6.9%	8.4%	(1.5) ppts	(17.9)%
Automotive operating cash flow	$6,070	$7,863	$(1,793)	(22.8)%
Adjusted automotive free cash flow	$4,201	$5,834	$(1,633)	(28.0)%
EPS-diluted	$1.35	$2.68	$(1.33)	(49.6)%
EPS-diluted-adjusted	$2.80	$2.96	$(0.16)	(5.4)%
GMNA EBIT-adjusted	$2,506	$3,982	$(1,476)	(37.1)%
GMNA EBIT-adjusted margin	6.2%	9.7%	(3.5) ppts	(36.1)%
GMI EBIT-adjusted(a)	$226	$42	$184	n.m.
China equity income (loss)(a)	$80	$(137)	$217	n.m.
GM Financial EBT-adjusted	$804	$687	$117	17.0%
__________
(a)n.m. = not meaningful

General Motors (NYSE:GM) is driving the future of transportation, leveraging advanced technology to build safer, smarter, and lower emission cars, trucks, and SUVs. GM’s Buick, Cadillac, Chevrolet, and GMC brands offer a broad portfolio of innovative gasoline-powered vehicles and the industry’s widest range of EVs, as we move to an all-electric future. Learn more at GM.com.

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CONTACTS:
Jim Cain GM Communications 313-407-2843 james.cain@chevrolet.com	Ashish Kohli, CFA GM Investor Relations 847-964-3459 ashish.kohli@gm.com
David Caldwell GM Communications 586-899-7861 david.caldwell@gm.com

Cautionary Note on Forward-Looking Statements: This press release and related comments by management may include “forward-looking statements” within the meaning of the U.S. federal securities laws. Forward-looking statements are any statements other than statements of historical fact and represent our current judgment about possible future events. In making these statements, we rely upon assumptions and analysis based on our experience and perception of historical trends, current conditions, and expected future developments, as well as other factors we consider appropriate under the circumstances. We believe these judgments are reasonable, but these statements are not guarantees of any future events or financial results, and our actual results may differ materially due to a variety of factors, many of which are described in our most recent Annual Report on Form 10-K and our other filings with the U.S. Securities and Exchange Commission. We caution readers not to place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events, or other factors that affect the subject of these statements, except where we are expressly required to do so by law.

Guidance Reconciliations
The following table reconciles expected Net income attributable to stockholders to expected EBIT-adjusted (dollars in billions):

	Year Ending December 31, 2025
	Updated	Previous
Net income attributable to stockholders	$ 7.7-8.3	$ 7.7-9.5
Income tax expense	1.8-2.2	1.6-2.3
Automotive interest income, net	(0.1)	(0.0)
Adjustments(a)	2.6	0.7
EBIT-adjusted	$ 12.0-13.0	$ 10.0-12.5
__________
(a)Refer to the reconciliation of Net income attributable to stockholders to EBIT-adjusted and segment profit (loss) for adjustment details. These expected financial results do not include the potential impact of future adjustments related to special items.

The following table reconciles expected EPS-diluted to expected EPS-diluted-adjusted:

Year Ending December 31, 2025
	Updated	Previous
Diluted earnings per common share	$ 8.30-9.05	$ 8.22-9.97
Adjustments(a)	1.45	0.03
EPS-diluted-adjusted	$ 9.75-10.50	$ 8.25-10.00
__________
(a)Refer to the reconciliation of diluted earnings per common share to EPS-diluted-adjusted for adjustment details. These expected financial results do not include the potential impact of future adjustments related to special items.

The following table reconciles expected automotive net cash provided by operating activities to expected adjusted automotive free cash flow (dollars in billions):

Year Ending December 31, 2025
	Updated	Previous
Net automotive cash provided by operating activities	$ 19.2-21.2	$ 17.0-20.5
Less: Capital expenditures	10.0-11.0	10.0-11.0
Adjustments	0.8	0.5
Adjusted automotive free cash flow(a)	$ 10.0-11.0	$ 7.5-10.0
__________
(a)These expected financial results do not include the potential impact of future adjustments related to special items.

General Motors Company and Subsidiaries1
Combining Income Statement Information
(In millions) (Unaudited)

	Three Months Ended September 30, 2025					Three Months Ended September 30, 2024
	Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Combined	Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Combined
Net sales and revenue
Automotive	$44,256	$—	$—	$—	$44,256	$44,735	$26	$—	$(26)	$44,735
GM Financial	—	—	4,337	(2)	4,335	—	—	4,031	(10)	4,021
Total net sales and revenue	44,256	—	4,337	(2)	48,591	44,735	26	4,031	(36)	48,757
Costs and expenses
Automotive and other cost of sales	41,937	—	—	(1)	41,936	38,768	240	—	(1)	39,007
GM Financial interest, operating and other expenses	—	—	3,542	—	3,542	—	—	3,354	—	3,353
Automotive and other selling, general and administrative expense	2,038	—	—	(1)	2,037	2,544	203	—	(1)	2,745
Total costs and expenses	43,975	—	3,542	(2)	47,515	41,312	442	3,354	(2)	45,105
Operating income (loss)	281	—	795	—	1,076	3,424	(417)	678	(33)	3,651
Automotive interest expense	206	—	—	3	209	206	30	—	(30)	206
Interest income and other non-operating income, net	473	—	—	3	475	379	11	—	4	394
Equity income (loss)	68	—	9	—	77	(132)	—	10	—	(122)
Income (loss) before income taxes	$615	$—	$804	$—	$1,419	$3,465	$(435)	$687	$—	$3,717
Income tax expense (benefit)					127					709
Net income (loss)					1,293					3,008
Net loss (income) attributable to noncontrolling interests					35					48
Net income (loss) attributable to stockholders					$1,327					$3,056

Net income (loss) attributable to common stockholders					$1,297					$3,029

	Nine Months Ended September 30, 2025					Nine Months Ended September 30, 2024
	Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Combined	Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Combined
Net sales and revenue
Automotive	$126,985	$1	$—	$—	$126,986	$128,007	$76	$—	$(76)	$128,008
GM Financial	—	—	12,756	(9)	12,747	—	—	11,761	(29)	11,732
Total net sales and revenue	126,985	1	12,756	(9)	139,732	128,007	76	11,761	(105)	139,740
Costs and expenses
Automotive and other cost of sales	116,255	163	—	(2)	116,416	109,958	1,662	—	(2)	111,618
GM Financial interest, operating and other expenses	—	—	10,599	—	10,600	—	—	9,569	(1)	9,568
Automotive and other selling, general and administrative expense	6,054	111	—	(3)	6,161	6,813	482	—	(3)	7,292
Total costs and expenses	122,309	274	10,599	(5)	133,177	116,771	2,144	9,569	(5)	128,478
Operating income (loss)	4,676	(273)	2,156	(4)	6,555	11,237	(2,067)	2,192	(100)	11,262
Automotive interest expense	557	30	—	(27)	560	631	158	—	(158)	631
Interest income and other non-operating income, net	1,174	2	(1)	(23)	1,151	785	29	(1)	(58)	756
Equity income (loss)	182	—	37	—	219	(366)	—	55	—	(311)
Income (loss) before income taxes	$5,474	$(301)	$2,193	$—	$7,366	$11,026	$(2,196)	$2,246	$—	$11,076
Income tax expense (benefit)					1,326					2,238
Net income (loss)					6,040					8,837
Net loss (income) attributable to noncontrolling interests					(33)					132
Net income (loss) attributable to stockholders					$6,007					$8,969

Net income (loss) attributable to common stockholders					$6,510					$8,914
________
1 Certain columns and rows may not add due to rounding.

General Motors Company and Subsidiaries1
Basic and Diluted Earnings per Share
(Unaudited)

The following table summarizes basic and diluted earnings per share (in millions, except per share amounts):

	Three Months Ended		Nine Months Ended
	September 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Basic earnings per share
Net income (loss) attributable to stockholders	$1,327	$3,056	$6,007	$8,969
Adjustments(a)	(30)	(27)	503	(55)
Net income (loss) attributable to common stockholders	$1,297	$3,029	$6,510	$8,914

Weighted-average common shares outstanding	944	1,116	965	1,136

Basic earnings per common share	$1.37	$2.71	$6.75	$7.85
Diluted earnings per share
Net income (loss) attributable to common stockholders – diluted	$1,297	$3,029	$6,510	$8,914

Weighted-average common shares outstanding – diluted	964	1,131	980	1,147

Diluted earnings per common share	$1.35	$2.68	$6.64	$7.77
Potentially dilutive securities(b)	—	6	—	6
__________
(a)Includes a $593 million return from the preferred shareholders related to the redemption of Cruise preferred shares from noncontrolling interest holders in the nine months ended September 30, 2025.
(b)Potentially dilutive securities attributable to outstanding stock options, Performance Stock Units and Restricted Stock Units (RSUs) at September 30, 2025 and 2024 were excluded from the computation of diluted earnings per share (EPS) because the securities would have had an antidilutive effect.

General Motors Company and Subsidiaries1
Combining Balance Sheet Information
(In millions, except per share amounts) (Unaudited)

	September 30, 2025					December 31, 2024
	Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Combined	Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Combined
ASSETS
Current Assets
Cash and cash equivalents	$15,019	$72	$7,820	$—	$22,910	$14,470	$308	$5,094	$—	$19,872
Marketable debt securities	6,771	—	21	—	6,792	7,265	—	—	—	7,265
Accounts and notes receivable, net(a)	16,276	76	1,782	(1,009)	17,125	11,498	22	1,988	(681)	12,827
GM Financial receivables, net(d)	—	—	44,902	(381)	44,521	—	—	46,760	(398)	46,362
Inventories	15,322	—	—	(4)	15,318	14,569	—	—	(5)	14,564
Other current assets	2,844	11	5,109	5	7,970	2,816	38	4,799	2	7,655
Total current assets	56,233	159	59,634	(1,390)	114,636	50,618	369	58,640	(1,082)	108,545
Non-current Assets
GM Financial receivables, net(c)	—	—	45,300	—	45,300	—	—	46,750	(276)	46,474
Equity in net assets of nonconsolidated affiliates	5,178	—	1,095	—	6,272	5,896	—	1,206	—	7,102
Property, net	51,731	97	110	—	51,938	51,729	69	107	—	51,904
Goodwill and intangible assets, net	3,104	1	1,348	—	4,452	2,642	570	1,339	—	4,551
Equipment on operating leases, net	—	—	33,609	—	33,609	—	—	31,586	—	31,586
Deferred income taxes	22,940	—	(1,270)	—	21,669	21,149	1,899	(1,795)	—	21,254
Other assets(b)	8,789	52	1,451	—	10,292	9,340	41	1,323	(2,359)	8,346
Total non-current assets	91,740	150	81,642	—	173,532	90,756	2,579	80,516	(2,635)	171,216
Total Assets	$147,973	$309	$141,276	$(1,390)	$288,168	$141,374	$2,948	$139,156	$(3,717)	$279,761
LIABILITIES AND EQUITY
Current Liabilities
Accounts payable (principally trade)(a)	$27,543	$5	$703	$(933)	$27,317	$25,446	$200	$714	$(681)	$25,680
Short-term debt and current portion of long-term debt
Automotive(a)(d)	873	7	—	(457)	424	2,413	7	—	(279)	2,141
GM Financial	—	—	36,053	—	36,053	—	—	37,291	—	37,291
Cruise(d)	—	—	—	—	—	—	119	—	(119)	—
Accrued liabilities	24,730	130	4,641	—	29,501	24,949	548	5,661	(4)	31,154
Total current liabilities	53,146	142	41,397	(1,390)	93,295	52,808	874	43,666	(1,082)	96,265
Non-current Liabilities
Long-term debt
Automotive(b)	15,619	71	—	—	15,690	13,288	2,397	—	(2,359)	13,327
GM Financial	—	—	80,336	—	80,336	—	—	76,973	—	76,973
Cruise(c)	—	—	—	—	—	—	276	—	(276)	—
Postretirement benefits other than pensions	3,947	—	—	—	3,947	3,990	—	—	—	3,990
Pensions	5,976	—	9	—	5,985	5,772	—	7	—	5,779
Other liabilities	16,914	292	3,306	—	20,512	14,635	297	2,904	—	17,836
Total non-current liabilities	42,458	363	83,651	—	126,471	37,686	2,970	79,885	(2,635)	117,906
Total Liabilities	95,604	505	125,048	(1,390)	219,766	90,494	3,844	123,551	(3,717)	214,171
Equity
Common stock, $0.01 par value	9	—	—	—	9	10	—	—	—	10
Additional paid-in capital(e)	18,477	1,794	1,137	(1,112)	20,295	19,632	1,187	1,196	(1,172)	20,843
Retained earnings	42,355	(1,990)	16,495	1	56,862	40,203	(2,647)	15,916	1	53,472
Accumulated other comprehensive loss	(9,389)	—	(1,403)	—	(10,792)	(9,744)	(3)	(1,506)	—	(11,253)
Total stockholders’ equity	51,453	(196)	16,228	(1,111)	66,374	50,100	(1,464)	15,606	(1,170)	63,072
Noncontrolling interests(e)	917	—	—	1,111	2,028	780	568	—	1,170	2,518
Total Equity	52,369	(196)	16,228	—	68,402	50,880	(896)	15,606	—	65,590
Total Liabilities and Equity	$147,973	$309	$141,276	$(1,390)	$288,168	$141,374	$2,948	$139,156	$(3,717)	$279,761
__________
(a)Eliminations primarily include GM Financial accounts and notes receivable of $0.6 billion due from Automotive; Automotive accounts receivable of $0.3 billion primarily due from GM Financial; and Cruise accounts receivable of $0.1 billion due from Automotive at September 30, 2025; and GM Financial accounts and notes receivable of $0.5 billion due from Automotive; and Automotive accounts receivable of $0.2 billion primarily due from GM Financial and Cruise at December 31, 2024.
(b)Eliminations primarily related to convertible note issued by Cruise to Automotive and deferral agreement between Cruise and Automotive as regards to engineering, capital spending, restructuring and other costs incurred by Automotive on behalf of Cruise resulting in a long-term payable for Cruise offset by a long-term receivable for Automotive at December 31, 2024.
(c)Eliminations primarily related to intercompany loans due from Cruise to GM Financial at December 31, 2024.
(d)Eliminations primarily related to GM Financial accounts receivable due from Automotive and Cruise.
(e)Primarily reclassification of GM Financial Cumulative Perpetual Preferred Stock, Series A, B and C. The preferred stock is classified as noncontrolling interests in our consolidated balance sheets.

General Motors Company and Subsidiaries1
Combining Cash Flow Information
(In millions) (Unaudited)

	Nine Months Ended September 30, 2025					Nine Months Ended September 30, 2024
	Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Combined	Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Combined
Cash flows from operating activities
Net income (loss)	$4,732	$(302)	$1,610	$—	$6,040	$8,944	$(1,743)	$1,637	$—	$8,837
Depreciation and impairment of Equipment on operating leases, net	—	—	3,675	—	3,675	—	—	3,633	—	3,633
Depreciation, amortization and impairment charges on Property, net	6,375	12	25	—	6,412	4,871	623	29	—	5,523
Foreign currency remeasurement and transaction (gains) losses	276	—	9	—	285	(231)	—	2	—	(228)
Undistributed earnings of nonconsolidated affiliates, net	433	—	(37)	—	396	(232)	—	(55)	—	(287)
Pension contributions and OPEB payments	(432)	—	(1)	—	(433)	(815)	—	—	—	(815)
Pension and OPEB income, net	21	—	1	—	23	49	—	1	—	50
Provision (benefit) for deferred taxes	(64)	—	191	—	127	970	(455)	881	—	1,396
Change in other operating assets and liabilities(a)(c)	1,787	(511)	594	1,678	3,548	5,618	(175)	(1,014)	(6,549)	(2,120)
Net cash provided by (used in) operating activities	13,127	(800)	6,067	1,678	20,072	19,174	(1,750)	5,114	(6,549)	15,989
Cash flows from investing activities
Expenditures for property	(6,054)	(2)	(27)	—	(6,083)	(7,495)	(4)	(16)	(81)	(7,597)
Available-for-sale marketable securities, acquisitions	(1,768)	—	(17)	—	(1,785)	(3,467)	—	—	—	(3,467)
Available-for-sale marketable securities, liquidations	2,398	—	—	—	2,398	2,757	—	—	—	2,757
Purchases of finance receivables(a)	—	—	(28,246)	(5)	(28,251)	—	—	(31,222)	5,358	(25,864)
Principal collections and recoveries on finance receivables(a)(b)	—	—	29,539	(3,016)	26,524	—	—	23,524	1	23,526
Proceeds from sale of finance receivables	—	—	2,005	—	2,005	—	—	—	—	—
Purchases of leased vehicles	—	—	(12,609)	—	(12,609)	—	—	(11,243)	—	(11,243)
Proceeds from termination of leased vehicles	—	—	7,780	—	7,780	—	—	8,627	—	8,627
Other investing activities(b)	(3,353)	—	1	901	(2,451)	(1,999)	—	1	1,256	(742)
Net cash provided by (used in) investing activities	(8,777)	(2)	(1,574)	(2,120)	(12,473)	(10,204)	(4)	(10,329)	6,535	(14,004)
Cash flows from financing activities
Net increase (decrease) in short-term debt	(10)	—	23	—	13	(1)	—	87	—	85
Proceeds from issuance of debt (original maturities greater than three months)(b)	2,019	555	35,103	(555)	37,122	64	1,044	38,142	(1,087)	38,163
Payments on debt (original maturities greater than three months)	(1,862)	(4)	(35,502)	(24)	(37,391)	(128)	(7)	(31,882)	6	(32,012)
Payment to purchase common stock	(3,512)	—	—	—	(3,512)	(2,378)	—	—	—	(2,378)
Issuance (redemption) of subsidiary stock(b)	—	—	—	(29)	(29)	—	255	—	(255)	—
Dividends paid(c)	(401)	—	(1,169)	1,050	(519)	(408)	—	(1,469)	1,350	(526)
Other financing activities	(160)	—	(114)	—	(274)	(65)	(162)	(142)	—	(369)
Net cash provided by (used in) financing activities	(3,926)	551	(1,658)	442	(4,591)	(2,916)	1,130	4,735	14	2,963
Effect of exchange rate changes on cash, cash equivalents and restricted cash	163	1	73	—	237	(84)	—	(67)	—	(151)
Net increase (decrease) in cash, cash equivalents and restricted cash	588	(250)	2,909	—	3,246	5,969	(625)	(547)	—	4,798
Cash, cash equivalents and restricted cash at beginning of period	14,561	322	8,081	—	22,964	12,310	1,359	8,249	—	21,917
Cash, cash equivalents and restricted cash at end of period	$15,148	$72	$10,990	$—	$26,210	$18,279	$734	$7,702	$—	$26,715
__________
(a)Includes eliminations of $2.7 billion and $5.3 billion in the nine months ended September 30, 2025 and 2024 primarily driven by purchases/collections of wholesale finance receivables resulting from vehicles sold by GM to dealers that have arranged their inventory floor plan financing through GM Financial.
(b)Eliminations include intercompany funding activity from Automotive and GM Financial to Cruise in the nine months ended September 30, 2025 and 2024.
(c)Eliminations include dividends issued by GM Financial to Automotive in the nine months ended September 30, 2025 and 2024.
Note: Certain intercompany transactions that are eliminated in consolidation are presented on a net basis.

General Motors Company and Subsidiaries1
The following tables summarize key financial information (dollars in millions):

	GMNA	GMI	Corporate	Eliminations	Total Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Total
Three Months Ended September 30, 2025
Net sales and revenue	$40,551	$3,645	$60	$—	$44,256	$—	$4,337	$(2)	$48,591
Expenditures for property	$2,011	$92	$11	$—	$2,113	$—	$17	$—	$2,130
Depreciation and amortization	$1,703	$114	$4	$—	$1,821	$—	$1,245	$—	$3,066
Impairment charges	$1,044	$—	$—	$—	$1,044	$—	$—	$—	$1,044
Equity income (loss)(a)(b)	$214	$83	$(16)	$—	$281	$—	$9	$—	$290

	GMNA	GMI	Corporate	Eliminations	Total Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Total
Three Months Ended September 30, 2024
Net sales and revenue	$41,157	$3,517	$62	$—	$44,735	$26	$4,031	$(36)	$48,757
Expenditures for property	$2,128	$91	$10	$—	$2,229	$3	$6	$8	$2,245
Depreciation and amortization	$1,491	$131	$27	$—	$1,650	$6	$1,217	$—	$2,873
Impairment charges	$—	$—	$—	$—	$—	$—	$—	$—	$—
Equity income (loss)(a)(b)	$309	$(132)	$—	$—	$177	$—	$10	$—	$187

	GMNA	GMI	Corporate	Eliminations	Total Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Total
Nine Months Ended September 30, 2025
Net sales and revenue	$117,424	$9,398	$163	$—	$126,985	$1	$12,756	$(9)	$139,732
Expenditures for property	$5,729	$274	$50	$—	$6,054	$2	$27	$—	$6,083
Depreciation and amortization	$4,933	$347	$39	$—	$5,319	$5	$3,701	$—	$9,026
Impairment charges	$1,044	$18	$—	$—	$1,063	$—	$—	$—	$1,063
Equity income (loss)(a)(b)	$469	$208	$(30)	$—	$647	$—	$37	$—	$684

	GMNA	GMI	Corporate	Eliminations	Total Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Total
Nine Months Ended September 30, 2024
Net sales and revenue	$117,981	$9,897	$130	$—	$128,007	$76	$11,761	$(105)	$139,740
Expenditures for property	$7,220	$258	$18	$—	$7,495	$4	$16	$81	$7,597
Depreciation and amortization	$4,415	$403	$53	$—	$4,871	$18	$3,662	$—	$8,551
Impairment charges	$—	$—	$—	$—	$—	$605	$—	$—	$605
Equity income (loss)(a)(b)	$766	$(343)	$—	$—	$423	$—	$55	$—	$477
__________
(a)Includes Automotive China joint ventures (Automotive China JVs) equity income (loss) of $80 million and $197 million in the three and nine months ended September 30, 2025 and $(137) million and $(347) million in the three and nine months ended September 30, 2024.
(b)Equity earnings related to Ultium Cells Holdings LLC, an equally owned joint venture with LG Energy Solution, are presented in Automotive and other cost of sales as this entity is integral to the operations of our business by providing battery cells for our electric vehicles (EVs). Equity earnings related to Ultium Cells Holdings LLC were $213 million and $465 million in the three and nine months ended September 30, 2025 and $309 million and $788 million in the three and nine months ended September 30, 2024.

General Motors Company and Subsidiaries
Supplemental Material1
(Unaudited)
General Motors Company (GM) uses both generally accepted accounting principles (GAAP) and non-GAAP financial measures for operational and financial decision making, and to assess Company and segment business performance. Our non-GAAP measures include: earnings before interest and taxes (EBIT)-adjusted, presented net of noncontrolling interests; earnings before income taxes (EBT)-adjusted for our General Motors Financial Company, Inc. (GM Financial) segment; earnings per share (EPS)-diluted-adjusted; effective tax rate-adjusted (ETR-adjusted); return on invested capital-adjusted (ROIC-adjusted) and adjusted automotive free cash flow. GM's calculation of these non-GAAP measures may not be comparable to similarly titled measures of other companies due to potential differences between companies in the method of calculation. As a result, the use of these non-GAAP measures has limitations and should not be considered superior to, in isolation from, or as a substitute for, related U.S. GAAP measures.

These non-GAAP measures allow management and investors to view operating trends, perform analytical comparisons and benchmark performance between periods and among geographic regions to understand operating performance without regard to items we do not consider a component of our core operating performance. Furthermore, these non-GAAP measures allow investors the opportunity to measure and monitor our performance against our externally communicated targets and evaluate the investment decisions being made by management to improve ROIC-adjusted. Management uses these measures in its financial, investment and operational decision-making processes, for internal reporting and as part of its forecasting and budgeting processes. Further, our Board of Directors uses certain of these and other measures as key metrics to determine management performance under our performance-based compensation plans. For these reasons, we believe these non-GAAP measures are useful for our investors.

EBIT-adjusted (Most comparable GAAP measure: Net income attributable to stockholders) EBIT-adjusted is presented net of noncontrolling interests and is used by management and can be used by investors to review our consolidated operating results because it excludes automotive interest income, automotive interest expense and income taxes as well as certain additional adjustments that are not considered part of our core operations. Examples of adjustments to EBIT include, but are not limited to, impairment charges on long-lived assets and other exit costs resulting from strategic shifts in our operations or discrete market and business conditions, and certain costs arising from legal matters. For EBIT-adjusted and our other non-GAAP measures, once we have made an adjustment in the current period for an item, we will also adjust the related non-GAAP measure in any future periods in which there is an impact from the item. Our corresponding measure for our GM Financial segment is EBT-adjusted because interest income and interest expense are an integral part of its financial performance.

EPS-diluted-adjusted (Most comparable GAAP measure: Diluted earnings per common share) EPS-diluted-adjusted is used by management and can be used by investors to review our consolidated diluted EPS results on a consistent basis. EPS-diluted-adjusted is calculated as net income attributable to common stockholders-diluted less adjustments noted above for EBIT-adjusted and certain income tax adjustments divided by weighted-average common shares outstanding-diluted. Examples of income tax adjustments include the establishment or release of significant deferred tax asset valuation allowances.

ETR-adjusted (Most comparable GAAP measure: Effective tax rate) ETR-adjusted is used by management and can be used by investors to review the consolidated effective tax rate for our core operations on a consistent basis. ETR-adjusted is calculated as Income tax expense less the income tax related to the adjustments noted above for EBIT-adjusted and the income tax adjustments noted above for EPS-diluted-adjusted divided by Income before income taxes less adjustments. When we provide an expected adjusted effective tax rate, we cannot provide an expected effective tax rate without unreasonable efforts because the U.S. GAAP measure may include significant adjustments that are difficult to predict.

ROIC-adjusted (Most comparable GAAP measure: Return on equity) ROIC-adjusted is used by management and can be used by investors to review our investment and capital allocation decisions. We define ROIC-adjusted as EBIT-adjusted for the trailing four quarters divided by ROIC-adjusted average net assets, which is the average equity balances adjusted for average automotive debt and interest liabilities, exclusive of finance leases; average automotive net pension and other postretirement benefits (OPEB) liabilities; and average automotive net income tax assets during the same period.

Adjusted automotive free cash flow (Most comparable GAAP measure: Net automotive cash provided by operating activities) Adjusted automotive free cash flow is used by management and can be used by investors to review the liquidity of our automotive operations and to measure and monitor our performance against our capital allocation program and evaluate our automotive liquidity against the substantial cash requirements of our automotive operations. We measure adjusted automotive free cash flow as automotive operating cash flow from operations less capital expenditures adjusted for management actions. Management actions can include voluntary events such as discretionary contributions to employee benefit plans or nonrecurring specific events such as a closure of a facility that are considered special for EBIT-adjusted purposes.

General Motors Company and Subsidiaries
Supplemental Material1
(Unaudited)
The following table reconciles Net income attributable to stockholders to EBIT-adjusted and segment profit (loss) (dollars in millions):

	Three Months Ended		Nine Months Ended
	September 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Net income attributable to stockholders(a)	$1,327	$3,056	$6,007	$8,969
Income tax expense (benefit)	127	709	1,326	2,238
Automotive interest expense	209	206	560	631
Automotive interest income	(220)	(274)	(611)	(688)
Adjustments
EV strategic realignment(b)	1,592	—	1,592	—
OnStar Smart Driver(c)	300	—	300	—
Cruise restructuring(d)	25	—	90	583
Headquarters relocation(e)	16	34	50	34
Ultium strategic realignment(f)	—	—	330	—
China restructuring actions(g)	—	—	140	—
Restructuring actions(h)	—	190	87	190
GMI plant wind down(i)	—	43	33	146
Buick dealer strategy(j)	—	150	—	321
Total adjustments	1,933	417	2,622	1,274
EBIT-adjusted	3,376	4,115	9,903	12,424
Operating segments
GM North America (GMNA)	2,506	3,982	8,207	12,254
GM International (GMI)	226	42	460	82
Cruise	—	(383)	(273)	(1,284)
GM Financial(k)	804	687	2,193	2,246
Total operating segments	3,536	4,327	10,587	13,299
Corporate and eliminations(l)	(160)	(213)	(684)	(874)
EBIT-adjusted	$3,376	$4,115	$9,903	$12,424
__________
(a)Net of net loss (income) attributable to noncontrolling interests.
(b)These adjustments were excluded because they relate to our planned strategic realignment of our EV capacity and manufacturing footprint to expected consumer demand.
(c)These adjustments were excluded because they relate to investigations and litigation associated with our former OnStar Smart Driver product.
(d)These adjustments were excluded because they relate to restructuring charges resulting from the plan to combine the Cruise and GM technical efforts to advance autonomous and assisted driving, the indefinite delay of the Cruise Origin and the voluntary pausing in 2023 of Cruise's driverless, supervised and manual AV operations in the U.S. The adjustments primarily consist of non-cash restructuring charges, supplier-related charges and employee separation costs.
(e)These adjustments were excluded because they relate to the GM headquarters relocation, primarily consisting of accelerated depreciation and other relocation expenditures.
(f)These adjustments were excluded because they relate to Ultium Cells Holdings LLC charges from a strategic realignment to have the right manufacturing and cell capabilities in place to meet EV demand and expected growth.
(g)These adjustments were excluded because they relate to restructuring activities associated with our operations in China, including an other-than-temporary impairment and restructuring charges recorded in equity earnings associated with our Automotive China JVs.
(h)These adjustments were excluded because they relate to employee separation charges.
(i)These adjustments were excluded because they relate to the wind down of our manufacturing operations in Colombia and Ecuador.
(j)These adjustments were excluded because they relate to strategic activities to transition certain Buick dealers out of our dealer network as part of Buick’s EV strategy.
(k)GM Financial amounts represent EBT-adjusted.
(l)GM's automotive interest income and interest expense, corporate expenditures, legacy costs from the Opel/Vauxhall Business (primarily pension costs) and certain revenues and expenses that are not part of a reportable segment are recorded centrally in Corporate.

General Motors Company and Subsidiaries
Supplemental Material1
(Unaudited)
The following table reconciles diluted earnings per common share to EPS-diluted-adjusted (dollars in millions, except per share amounts):

	Three Months Ended				Nine Months Ended
	September 30, 2025		September 30, 2024		September 30, 2025		September 30, 2024
	Amount	Per Share	Amount	Per Share	Amount	Per Share	Amount	Per Share
Diluted earnings per common share	$1,297	$1.35	$3,029	$2.68	$6,510	$6.64	$8,914	$7.77
Adjustments(a)	1,933	2.01	417	0.37	2,622	2.67	1,274	1.11
Tax effect on adjustments(b)	(536)	(0.56)	(96)	(0.08)	(606)	(0.62)	(290)	(0.25)
Return from preferred shareholders(c)	—	—	—	—	(593)	(0.60)	—	—
EPS-diluted-adjusted	$2,694	$2.80	$3,350	$2.96	$7,933	$8.09	$9,898	$8.63
__________
(a)Refer to the reconciliation of Net income attributable to stockholders to EBIT-adjusted and segment profit (loss) for adjustment details.
(b)The tax effect of each adjustment is determined based on the tax laws and valuation allowance status of the jurisdiction to which the adjustment relates.
(c)This adjustment consists of a return from the preferred shareholders related to the redemption of Cruise preferred shares from noncontrolling interest holders in the nine months ended September 30, 2025.

The following table reconciles our effective tax rate to ETR-adjusted (dollars in millions):

	Three Months Ended						Nine Months Ended
	September 30, 2025			September 30, 2024			September 30, 2025			September 30, 2024
	Income before income taxes	Income tax expense (benefit)	Effective tax rate	Income before income taxes	Income tax expense (benefit)	Effective tax rate	Income before income taxes	Income tax expense (benefit)	Effective tax rate	Income before income taxes	Income tax expense (benefit)	Effective tax rate
Effective tax rate	$1,419	$127	8.9%	$3,717	$709	19.1%	$7,366	$1,326	18.0%	$11,076	$2,238	20.2%
Adjustments(a)	1,933	536		418	96		2,622	606		1,342	290
ETR-adjusted	$3,352	$663	19.8%	$4,135	$805	19.5%	$9,988	$1,932	19.3%	$12,418	$2,528	20.4%
__________
(a)Refer to the reconciliation of Net income attributable to stockholders to EBIT-adjusted and segment profit (loss) for adjustment details. These adjustments include Net income attributable to noncontrolling interests where applicable. The tax effect of each adjustment is determined based on the tax laws and valuation allowance status of the jurisdiction to which the adjustment relates.

We define return on equity (ROE) as Net income (loss) attributable to stockholders for the trailing four quarters divided by average equity for the same period. Management uses average equity to provide comparable amounts in the calculation of ROE. The following table summarizes the calculation of ROE (dollars in billions):

	Four Quarters Ended
	September 30, 2025	September 30, 2024
Net income attributable to stockholders	$3.0	$11.1
Average equity(a)	$65.2	$69.5
ROE	4.7%	15.9%
__________
(a)Includes equity of noncontrolling interests where the corresponding earnings (loss) are included in Net income attributable to stockholders.

General Motors Company and Subsidiaries
Supplemental Material1
(Unaudited)
The following table summarizes the calculation of ROIC-adjusted (dollars in billions):

	Four Quarters Ended
	September 30, 2025	September 30, 2024
EBIT-adjusted(a)	$12.4	$14.2
Average equity(b)	$65.2	$69.5
Add: Average automotive debt and interest liabilities (excluding finance leases)	16.1	16.3
Add: Average automotive net pension & OPEB liability	8.7	9.8
Less: Average automotive and other net income tax asset	(22.9)	(22.7)
ROIC-adjusted average net assets	$67.1	$73.0
ROIC-adjusted	18.5%	19.4%
__________
(a)Refer to the reconciliation of Net income attributable to stockholders to EBIT-adjusted and segment profit (loss) for adjustment details.
(b)Includes equity of noncontrolling interests where the corresponding earnings (loss) are included in EBIT-adjusted.

The following table reconciles Net automotive cash provided by operating activities to adjusted automotive free cash flow (dollars in millions):

	Three Months Ended		Nine Months Ended
	September 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Net automotive cash provided by operating activities	$6,070	$7,863	$13,127	$19,174
Less: Capital expenditures	(2,113)	(2,229)	(6,054)	(7,495)
Add: Buick dealer strategy	243	100	708	376
Add: Restructuring actions	—	74	139	74
Add: GMI plant wind down	—	26	12	35
Add: China restructuring actions	1	—	10	—
Less: Ultium strategic realignment	—	—	(103)	—
Add: Employee separation costs	—	—	—	58
Adjusted automotive free cash flow	$4,201	$5,834	$7,840	$12,222

General Motors Company and Subsidiaries
Supplemental Material1
(Unaudited)
Vehicle Sales

GM presents both wholesale and total vehicle sales data to assist in the analysis of our revenue and market share. Wholesale vehicle sales data consists of sales to GM's dealers and distributors as well as sales to the U.S. government, and excludes vehicles sold by our joint ventures. Wholesale vehicle sales data correlates to GM's revenue recognized from the sale of vehicles, which is the largest component of Automotive net sales and revenue. In the nine months ended September 30, 2025, 26.4% of GM's wholesale vehicle sales volume was generated outside the U.S. The following table summarizes wholesale vehicle sales by our Automotive operations (vehicles in thousands):

	Three Months Ended		Nine Months Ended
	September 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
GMNA	840	893	2,516	2,588
GMI	137	140	346	383
Total	977	1,033	2,862	2,971

Total vehicle sales data represents: (1) retail sales (i.e., sales to consumers who purchase new vehicles from dealers or distributors); (2) fleet sales (i.e., sales to large and small businesses, governments and daily rental car companies); and (3) sales of courtesy transportation vehicles (i.e., vehicles previously used by dealers that were sold to the end consumer). Total vehicle sales data includes all sales by joint ventures on a total vehicle basis, not based on our percentage ownership interest in the joint venture. Certain joint venture agreements in China allow for the contractual right to report vehicle sales of non-GM trademarked vehicles by those joint ventures, which are included in the total vehicle sales we report for China. While total vehicle sales data does not correlate directly to the revenue GM recognizes during a particular period, we believe it is indicative of the underlying demand for GM's vehicles. Total vehicle sales data represents management's good faith estimate based on sales reported by our dealers, distributors and joint ventures; commercially available data sources such as registration and insurance data; and internal estimates and forecasts when other data is not available.

General Motors Company and Subsidiaries
Supplemental Material1
(Unaudited)
The following table summarizes industry and GM total vehicle sales and GM's related competitive position by geographic region (vehicles in thousands):

	Three Months Ended						Nine Months Ended
	September 30, 2025			September 30, 2024			September 30, 2025			September 30, 2024
	Industry	GM	Market Share	Industry	GM	Market Share	Industry	GM	Market Share	Industry	GM	Market Share
North America
United States	4,187	710	17.0%	4,000	660	16.5%	12,516	2,150	17.2%	12,026	1,950	16.2%
Other	1,015	127	12.5%	985	130	13.2%	3,008	384	12.8%	2,884	376	13.0%
Total North America	5,202	837	16.1%	4,985	790	15.8%	15,523	2,534	16.3%	14,910	2,326	15.6%
Asia/Pacific, Middle East and Africa
China(a)	6,901	469	6.8%	6,585	426	6.5%	19,299	1,359	7.0%	18,123	1,240	6.8%
Other	5,598	150	2.7%	5,536	150	2.7%	16,603	369	2.2%	16,310	382	2.3%
Total Asia/Pacific, Middle East and Africa	12,499	619	5.0%	12,121	576	4.8%	35,903	1,729	4.8%	34,433	1,622	4.7%
South America
Brazil	711	72	10.1%	715	82	11.4%	1,910	192	10.0%	1,858	223	12.0%
Other	455	35	7.7%	365	28	7.7%	1,266	95	7.5%	991	82	8.3%
Total South America	1,166	107	9.2%	1,079	110	10.3%	3,176	287	9.0%	2,849	305	10.7%
Total in GM markets	18,868	1,563	8.3%	18,185	1,476	8.1%	54,602	4,549	8.3%	52,193	4,253	8.1%
Total Europe	3,883	1	—%	3,724	1	—%	12,493	2	—%	12,541	2	—%
Total Worldwide(b)	22,751	1,564	6.9%	21,910	1,477	6.7%	67,095	4,552	6.8%	64,734	4,255	6.6%
United States
Cars	658	12	1.8%	731	38	5.2%	2,080	44	2.1%	2,207	141	6.4%
Trucks	1,143	369	32.3%	1,093	337	30.9%	3,417	1,115	32.6%	3,137	987	31.5%
Crossovers	2,387	330	13.8%	2,176	284	13.1%	7,018	992	14.1%	6,683	822	12.3%
Total United States	4,187	710	17.0%	4,000	660	16.5%	12,516	2,150	17.2%	12,026	1,950	16.2%
China(a)
SGMS		130			98			381			372
SGMW		339			329			978			868
Total	6,901	469	6.8%	6,585	426	6.5%	19,299	1,359	7.0%	18,123	1,240	6.8%
__________
(a)Includes sales by the Automotive China JVs: SAIC General Motors Sales Co., Ltd. (SGMS) and SAIC GM Wuling Automobile Co., Ltd. (SGMW).
(b)Cuba, Iran, North Korea, Syria and certain regions of Ukraine are subject to broad economic sanctions. Accordingly, these countries are excluded from industry sales data and corresponding calculation of market share.

As discussed above, total vehicle sales and market share data provided in the table above includes fleet vehicles. Certain fleet transactions, particularly sales to daily rental car companies, are generally less profitable than retail sales to end customers. The following table summarizes estimated fleet sales and those sales as a percentage of total vehicle sales (vehicles in thousands):

	Three Months Ended		Nine Months Ended
	September 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
GMNA	148	127	498	447
GMI	106	107	269	274
Total fleet sales	254	234	767	721

Fleet sales as a percentage of total vehicle sales	16.3%	15.9%	16.9%	17.0%

North America capacity two-shift utilization	118.3%	109.1%	115.1%	106.4%